AMENDMENT TO DECLARATION OF TRUST


To the Secretary of State of
Commonwealth of Massachusetts

         It is hereby stated that:

     1. This  document  constitutes  an  Amendment to the  Declaration  of Trust
(hereinafter   called  the   "Declaration")  of  John  Hancock  Investors  Trust
(hereinafter called the "business trust").

     2. The Declaration amended by this document was filed with the Secretary of State of the Commonwealth of Massachusetts on October 5, 1984.

     3. The amendment to the Declaration effected by this document is as follows:

          The principal office address has been changed effective July 1, 2005 to:

          601 Congress Street
          Boston, MA  02210

     4. The amendment herein provided for was authorized in accordance with law.

     IN WITNESS WHEREOF, the undersigned has signed these presents all on June 24, 2005.


/s/ Alfred P. Ouellette
-----------------------
Alfred P. Ouellette, AVP

(This document may be executed by an officer of the business trust.)